Exhibit 10.6

SECOND AMENDMENT

TO STOCKHOLDERS’ AGREEMENT OF GRUBHUB SEAMLESS INC.

(AS SUCCESSOR-IN-INTEREST TO GRUBHUB HOLDINGS INC.)

This SECOND AMENDMENT TO STOCKHOLDERS’ AGREEMENT OF GRUBHUB SEAMLESS INC. (AS SUCCESSOR-IN-INTEREST TO GRUBHUB HOLDINGS INC.) (this “Amendment”) is made as of February 7, 2014 (the “Amendment Date”) by SLW Investor, LLC (“SLW Stockholder”), a Delaware limited liability company, in the name and on behalf of the Requisite Holders pursuant to the authority granted to SLW Stockholder by the Requisite Holders in the Action by Written Consent of the Stockholders of GrubHub Seamless Inc. dated February 6, 2014 (the “Requisite Holder Consent”). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Agreement (as defined below).

RECITALS

WHEREAS, GrubHub, Inc., a Delaware corporation, the Seamless Holdings Stockholders, SLW Stockholder and certain other parties thereto (collectively, the “Stockholders”) entered into that Stockholders’ Agreement of GrubHub Seamless Inc. (as successor-in-interest to GrubHub Holdings Inc.), dated as of May 19, 2013 (as previously amended, the “Agreement”); and

WHEREAS, pursuant to the Requisite Holder Consent, the Requisite Holders adopted and approved the amendment set forth herein and authorized SLW Stockholder to execute this amendment in their name and on their behalf formalizing the same.

AGREEMENT

NOW THEREFORE, in consideration of the representations, warranties, promises, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.1 Amendment. Section 2.1(h) of the Agreement is hereby amended to read in its entirety as set forth below (strikethrough indicates language that has been deleted):

“Initial Public Offering. Immediately prior to the completion of an IPO, each Stockholder shall vote all Shares owned by such Stockholder (or as to which such Stockholder has voting power) and take such other actions as are necessary to ensure that the Board seats held by Mike Evans ~~and Jonathan Zabusky~~, and positions held by the Board Observers, or any successor to any of the foregoing, shall automatically be eliminated and such individual shall no longer occupy such seats and positions.”

1.2 Effectiveness: Effect on Agreement. This Amendment shall be effective as of the Amendment Date. Except as amended hereby, the Agreement shall remain in full force and effect. The execution and delivery of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party thereto.

1.3 Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement of the Stockholders pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings of the Stockholders pertaining to the subject matter hereof.

1.4 Miscellaneous. From and after the Amendment Date, references to the Agreement shall mean the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

Requisite Holders

By: SLW INVESTOR, LLC,

acting in the name and on behalf of

the Requisite Holders party to the

Requisite Holder Consent,

pursuant to the authority granted

to SLW Investor, LLC

by the Requisite Holders therein

By:	/s/ Benjamin C. Spero
Name: Benjamin C. Spero
Its: President

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